                                                                        ("Date")

("Name")
("Company")
("Address")
("City, State, Zip")

Dear ("First Name"):

The Mead Corporation (the "Corporation") recognizes that your contribution to the growth and success of the Corporation ("Has Been") ("Will Be") substantial and desires to assure the Corporation of your continued employment. In this connection the Board of Directors of the Corporation (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.

The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Corporation.

In order to induce you to remain in the employ of the Corporation, the Corporation agrees that you shall receive the severance benefits set forth in
Section 4 hereof in the even your employment with the Corporation is terminated subsequent to a "Change in Control of the Corporation" (as defined in Section 2 hereof) under the circumstances described below.

     1.  Term of Agreement.  This Agreement will commence on the date hereof and
         -----------------
shall continue in effect until December 31, ("Year of Agreement"); provided, however, that commencing on January 1, ("Year Following Agreement") and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than November 1 of the preceding year, the Corporation shall have given notice that it does not wish to extend this Agreement; provided, further, if a Change in Control of the Corporation shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the month in which such Change in Control of the Corporation occurred.

("Name")
("Date")
Page 2


     2.   Change in Control of the Corporation.
          ------------------------------------

          (a) No benefits shall be payable hereunder unless there shall have been a Change in Control of the Corporation, as set forth below. For purposes of this Agreement, a "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) (or any successor thereto) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if

               (i) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities;

               (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

               (iii) (x) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 80% of the combined voting power of the voting securities of the Corporation or such surviving or parent entity outstanding immediately after such merger or consolidation, or (y) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

          (b) For purposes of this Agreement, a "Potential Change in Control of the Corporation" shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation, (ii) any person (including the Corporation) publicly announces an intention to

("Name")
("Date")
Page 3


take or to consider taking actions which if consummated would constitute a Change in Control of the Corporation, (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, increases his beneficial ownership of the combined voting power of the Corporation's then outstanding securities by 5% or more over the percentage so owned by such person on the date hereof and, after such increase, is the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of such securities; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Corporation has occurred. You agree that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control of the Corporation, you will remain in the employ of the Corporation until the earliest of (i) a date which is six (6) months from the occurrence of such Potential Change in Control of the Corporation, (ii) the termination by you of your employment by reason of Disability or Retirement (at your normal retirement date), as defined in Section 3(a), or (iii) the occurrence of a Change in Control of the Corporation.

     3.  Termination Following a Change in Control of the Corporation. If any of
         ------------------------------------------------------------
the events described in Section 2 hereof constituting a Change in Control of the Corporation shall have occurred, subject to the limitations of Section 4(e) hereof, you shall be entitled to the benefits provided in Section 4(d) hereof upon the termination of your employment during the term of this Agreement unless such termination is (i) because of your death, Disability or Retirement, (ii) by the Corporation for Cause or (iii) by you other than for Good Reason.

          (a)  Disability; Retirement. If, as a result of your incapacity due to
               ----------------------
physical or mental illness, you shall have been absent from the full-time performance of your duties with the Corporation for six (6) consecutive months, and within thirty (30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, the Corporation may terminate your employment for "Disability." Termination for Disability, in accordance with, and for the purposes of, this Agreement shall not necessarily mean that you are "terminated" for purposes of determining your participation in the Corporation's retirement, insurance and other applicable programs and plans. Your status as a terminated or inactive employee and your benefits under the Corporation's applicable programs and plans then in effect shall be determined in accordance with such programs and plans. Termination by the Corporation or you of your employment by reason of "Retirement" shall mean termination on or after your "normal retirement date," as defined in The Mead Retirement Plan for Salaried and Certain Non-Bargaining Hourly Employees as of the date

("Name")
("Date")
Page 4


hereof, or in accordance with any retirement arrangement established with your consent with respect to you.

          (b)  Cause.  Termination by the Corporation of your employment for
               -----
"Cause" shall mean termination upon (i) the willful and continued failure by you to substantially perform your duties with the Corporation (other than any such failure resulting from termination by you for Good Reason), after a demand for substantial performance is delivered to you that specifically identifies the manner in which the Corporation believes that you have not substantially performed your duties, and you have failed to resume substantial performance of your duties on a continuous basis within fourteen (14) days of receiving such demand, (ii) the willful engaging by you in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise or (iii) your conviction of a felony or conviction of a misdemeanor which impairs your ability substantially to perform your duties with the Corporation. For purpose of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Corporation.

          (c)  Good Reason.  You shall be entitled to terminate your employment
               -----------
for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a Change in Control of the Corporation of any one or more of the following:

               (i) the assignment to you of duties which are substantially inconsistent with your present duties, responsibilities and status as the ("Job Title") of the Corporation or a substantial reduction or alteration in the nature or status of your responsibilities from those in effect as of the date hereof;

               (ii) a reduction by the Corporation in your base salary as in effect on the date hereof or as the same shall be increased from time to time ("Base Salary");

               (iii) the Corporation's requiring you to be based at a location in excess of twenty-five (25) miles from the location where you are currently based;

               (iv) the failure by the Corporation to continue in effect any of the Corporation's employee benefit plans, policies, practices or arrangements, including, but not limited to, those plans, policies and arrangements maintained solely for the benefit of key management personnel, in which you participate, or the failure by the Corporation to continue

"Name"
"Date"
Page 5

your participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed as of the date hereof; provided, however, that such plans, policies or arrangements are not replaced by one or more alternative or substitute plans, policies, or arrangements providing substantially equivalent benefits in the aggregate;

               (v) the failure of the Corporation to obtain a satisfactory agreement from any successor to the Corporation to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; and

               (vi) any purported termination by the Corporation of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (d) below, and for purposes of this Agreement, no such purported termination shall be effective.

Your right to terminate your employment pursuant to this Subsection (c) shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          (d)  Notice of Termination. Any termination by the Corporation for
               ---------------------
Cause or by you for Good Reason shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (e)  Date of Termination. "Date of Termination" shall mean the date
               -------------------
specified in the Notice of Termination where required or in any other case upon ceasing to perform services to the Corporation; provided that if within thirty
(30) days after any Notice of Termination one party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined to be the Date of Termination, either by mutual written agreement of the parties or by a binding and final arbitration award.

     4.  Compensation Upon Termination or During Disability. Except as provided
         --------------------------------------------------
in Section 4(e) hereof, following a Change in Control of the Corporation, as defined in Section 2 hereof, upon termination of your employment or during a period of disability, you shall be entitled to the following benefits:

("Name")
("Date")
Page 6

          (a) During any period that you fail to perform your full-time duties with the Corporation as a result of incapacity due to physical or mental illness, you shall continue to receive your Base Salary at the rate in effect at the commencement of any such period, until your employment is terminated pursuant to Section 3(a) hereof. Thereafter, your benefits shall be determined in accordance with the Corporation's retirement, insurance and other applicable programs and plans then in effect.

          (b) If your employment shall be terminated by the Corporation for Cause or by you other than for Good Reason, the Corporation shall pay you your full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given or on the Date of Termination if no Notice of Termination is required hereunder, plus all other amounts to which you are entitled under any compensation plan of the Corporation at the time such payments are due, and the Corporation shall have no further obligations to you under this Agreement.

          (c) If your employment terminates by reason of your Retirement, or by reason of your death, your benefits shall be determined in accordance with the Corporation's retirement, survivor's benefits, insurance and other applicable programs and plans, then in effect.

          (d) If your employment by the Corporation shall be terminated (i) by the Corporation other than for Cause, Retirement or Disability or (ii) by you for Good Reason, you shall be entitled to the benefits (the "Severance Payments") provided below, in lieu of the benefits provided by the Corporation's general severance program:

               (i) the Corporation shall pay you your full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, or the Date of Termination where no Notice of Termination is required hereunder;

               (ii) the Corporation will pay as severance benefits to you, not later than the fifth day following the Date of Termination, a lump sum severance payment equal to two times the sum of your (A) annual Base Salary in effect immediately prior to the occurrence of the circumstances giving rise to such termination, and (B) the greater of (1) your most recent annual award under the Corporation's long-term and short-term incentive plans as in effect from time to time or (2) the target payout under such plan in respect of the year in which such termination occurs;

("Name")
("Date")
Page 7


               (iii) in lieu of shares of common stock of the Corporation ("Option Shares") issuable upon exercise of outstanding options ("Options"), if any, granted to you under the Corporation's stock option plans, together with any additional, substitute or successor option program or plan as may be in effect from time to time (which Options shall be cancelled upon the making of the payment referred to below), you shall receive an amount in cash equal to the product of (A) the higher of the closing price of Option Shares reported on the New York Stock Exchange on the Date of Termination or the highest per share price for Option Shares actually paid in connection with any Change in Control of the Corporation, over the per share exercise price of each Option held by you, times (B) the number of Option Shares covered by each such Option;

               (iv) for a twenty-four (24) month period after the Date of Termination, the Corporation will arrange to provide you at the Corporation's expense with benefits under the Corporation's life insurance, medical and dental plans, or benefits substantially similar to the benefits you were receiving immediately prior to the Notice of Termination under such plans and to provide you, at your expense, with benefits under the Corporation's accident and disability plans, if the respective insurance carrier agrees to do so; but benefits otherwise receivable by you pursuant to this Paragraph (iv) shall be reduced to the extent comparable benefits are actually received by you during the twenty-four (24) month period following your termination, and any such benefits actually received by you shall be reported to the Corporation; and

               (v) for a twelve (12) month period after the Date of Termination, the Corporation will provide you with outplacement counselling with an independent professional at the Corporation's expense.

          (e) Notwithstanding the provisions of Subsection (d) hereof, if, in the opinion of tax counsel selected by the Corporation's independent auditors,

               (i) any payments or benefits which would otherwise be received by you, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a change in control of the Corporation or any person affiliated with the Corporation or such person, constitute "parachute payments" (such payments, including the Severance Payments, being hereinafter called "Total Payments") within the meaning of section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and

("Name")
("Date")
Page 8


               (ii) the aggregate present value of the Total Payments would exceed 2.99 times your "base amount," as defined in section 280G(b)(3) of the Code, then, in lieu of the Severance Payments, the Corporation shall pay to you under this Subsection, no later than the fifth day following the Date of Termination, a lump sum amount such that the aggregate present value of the Total Payments is equal to 2.99 times your base amount.

For purposes of the preceding paragraph, your base amount and the value of the Total Payments shall be determined by the Corporation's independent auditors in accordance with the principles of section 280G of the Code and based upon the advice of the tax counsel referred to herein.

          (f) The payments provided for in Subsections (d) and (e) above shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to you on such day an estimate as determined in good faith by the Corporation of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to you payable on the fifth day after demand by the Corporation (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

          (g) The Corporation shall also pay to you all legal fees and expenses incurred by you as a result of such termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder).

          (h) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise.

     5. Successors; Binding Agreement.
        -----------------------------

("Name")
("Date")
Page 9


          (a) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or of any division or subsidiary thereof employing you to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms as you would be entitled hereunder if you terminated your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to your devisee, legatee or other designee or, if there is not such designee, to your estate.

     6.  Notice. For the purpose of this Agreement, notices and all other
         ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement.

     7.  Miscellaneous. No provision of this Agreement may be modified, waived
         -------------
or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

     8.  Validity. The invalidity or unenforceability of any provision of this
         --------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9.  Counterparts.  This Agreement may be executed in several counterparts,
         ------------
each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

("Name")
("Date")

Page 10

     10. Arbitration. Any dispute or controversy arising under or in connection
         -----------
with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     11. Effective Date. This Agreement shall become effective as of the date
         --------------
set forth above.

If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter which will then constitute our agreement on this subject.


                                        Sincerely,

                                        THE MEAD CORPORATION


                                        By
                                           ---------------------------------
                                                 Jerome F. Tatar
                                           Chairman of the Board,
                                           Chief Executive Officer and President

Agreed to this          day
               --------
of ("Month, Year")



By
  -------------------------
("Addressee")
("Title")